Exhibit 8.1

Harney Westwood & Riegels LLP 3rd Floor, 7 Ludgate Broadway London EC4V 6DX Tel: +44 (0) 20 7332 5620 Fax: +44 (0) 20 7332 5621 www.harneys.com
30 May 2008
Your Ref

	Our Ref	039181.0001.WAW

BY EMAIL AND POST	Doc ID	30931_2

Renesola Ltd

Craigmuir Chambers

P.O. Box 71

Road Town

Tortola

British Virgin Islands

Dear Sirs

Renesola Ltd - Company Number 1016246 (the “Company”)

1.

We have acted as British Virgin Islands legal counsel to the Company in connection with the public offering and listing on the New York Stock Exchange of American Depositary Shares representing shares issued by the Company (the “Shares”) and the offer and sale of such number of shares of the Company (the “Issued Shares”) by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended (the “Registration Statement”) filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

2.

For the purpose of this opinion, we have examined the following documents and records which represent all of the documents, facts and records that we require in order to provide the opinions set out in paragraph 4 of this opinion:

(a)	the Registration Statement;

(b)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement;

(c)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 29 May 2008;

(d)	information revealed by our searches of:

(i)

the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 30 May 2008 of the statutory documents and records maintained by the Company at its registered office;

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales

Reg. No. OC302285 VAT No. 795563084

British Virgin Islands    Anguilla    London    Hong Kong

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 29 May 2008; and

(iii)	the records of proceedings on file with, and available for inspection on 29 May 2008 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined; and

(f)	that no matters arising under any foreign law will affect the views expressed in this opinion.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain British Virgin Islands tax matters set forth under the caption “Taxation – British Virgin Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

(b)

We hereby consent to the filing with the Securities and Exchange Commission (the “SEC”) of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the captions “Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

5.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion in relation to foreign statutes and the application thereof.

6.

This opinion is rendered for the benefit of the Company, their legal counsel (in that capacity only), the Commission and any investors in the Company in connection with the Registration Statement and the Prospectus only. It may not be disclosed to or relied on by any other party or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS LLP

/s/ HARNEY WESTWOOD & RIEGELS LLP

3